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                                                                    Exhibit 3(a)

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT, entered into as of this _____ day of December, 2002 is among First SunAmerica Life Insurance Company ("FSLIC"), a life insurance company organized under the laws of the State of New York, on behalf of itself and FS VARIABLE SEPARATE ACCOUNT ("Separate Account"), a separate account established by FSLIC pursuant to the insurance laws of the State of New York, and WM Funds Distributor, Inc. ("Distributor"), a corporation organized under the laws of the State of Washington.

                                   WITNESSETH:

     WHEREAS, FSLIC issues to the public certain variable annuity contracts identified on the contract specification sheet attached hereto as Attachment A ("Contracts"); and

     WHEREAS, FSLIC, by resolution adopted on September 9, 1994, established the Separate Account on its books of account, for the purpose of issuing variable annuity contracts; and

     WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 (File No. 811-08810); and

     WHEREAS, the Contracts to be issued by FSLIC and funded through the Separate Account are registered with the Commission under the Securities Act of 1933 for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

     WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., proposes to act as distributor on an agency basis in the marketing and distribution of the Contracts;

     WHEREAS, FSLIC desires to obtain the services of the Distributor as distributor of said Contracts issued by and funded through the Separate Account;

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, FSLIC, the Separate Account and Distributor hereby agree as follows:

1. The Distributor will serve as distributor on an agency basis for the Contracts which will be issued by FSLIC through the Separate Account. FSLIC shall make the Contracts available to the Distributor for distribution pursuant to this Agreement. The Distributor represents that it will actively engage in its duties under this Agreement on a continuous basis while the registration statements with respect to the Contracts (the "Registration Statements") (or any other registration statements filed and declared effective in lieu thereof) remains effective with respect to the Contracts. It is understood that Distributor has no present intention of engaging in sales of the Contracts on a retail basis and intends to restrict its distribution activities to wholesaling activities.


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2.   The Distributor will, either directly or through an affiliate, provide information and marketing assistance to licensed insurance agents and broker-dealers on a continuing basis.

3. Distributor shall be responsible for its compliance, in connection with its duties as distributor of the Contracts under this Agreement, with the requirements of: (a) the Securities Exchange Act of 1934 (the "1934 Act");
     (b) any state securities laws to the extent broker-dealer registration requirements imposed thereby are applicable to it in performing such duties; (c) the National Association of Securities Dealers, Inc. (the "NASD") filing requirements with respect to any advertisements and sales literature for the Contracts, regardless of which person prepared such material (provided that any such material that was not prepared by Distributor has been provided to Distributor for filing); and (d) all applicable state insurance laws and regulations. In the event that Distributor should determine that compliance with applicable state insurance laws so requires and so notifies FSLIC, FSLIC shall appoint and maintain the appointment of Distributor as necessary or appropriate for Distributor to engage in the offer and sale of the Contracts during the term of this Agreement, and in that regard shall appoint any individuals associated with Distributor and designated by Distributor as agents acting on its behalf, provided, however, that FSLIC reserves the right to refuse to appoint any such person, consistent with its duties and responsibilities under applicable insurance law. FSLIC shall be responsible for the payment of all fees and the making of all filings required to effect such appointments during the term of this Agreement. Moreover, the Distributor shall conduct its affairs in accordance with the Conduct Rules (the "Conduct Rules") of the NASD.

4. The Distributor and FSLIC may jointly enter into dealer agreements with broker-dealers registered under the 1934 Act to sell variable annuity contracts issued by FSLIC and funded through the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement. FSLIC shall take all actions necessary to effect the appointment of such registered sales representatives of such broker-dealers as may from time to time be identified to FSLIC by Distributor as insurance agents of FSLIC.

5.   Warranties.

     (a) FSLIC represents and warrants to Distributor that:

         (i) Registration Statement on Form N-4 (and, if applicable, Form S-3) (the "Registration Statement") for each of the Contracts identified on Attachment A has been filed with the Commission in the form previously delivered to the Distributor. FSLIC agrees that it shall forward to the Distributor copies of any and all amendments to the Registration Statement, together with any voting instruction solicitation material and other documents relating to the Separate Account or the Contracts, at the time that they are filed with the Commission;

         (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, and the prospectus constituting part of the Registration Statement (the "Prospectus") will, at all times,

                                       2

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               conform in all material respects to the requirements of the
               Securities Act of 1933 and the Investment Company Act of 1940, and the rules and regulations of the Commission under such Acts, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to FSLIC by the Distributor expressly for use therein;

       (iii) FSLIC is validly existing as a stock life insurance company in good standing under the laws of the state of Arizona, with power (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of other jurisdictions in which it owns any property, or conducts any business, so as to require such qualification;

       (iv) The Contracts to be issued through the Separate Account and offered for sale by the Distributor on behalf of FSLIC hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto and will comply in all material respects with applicable federal and state law;

       (v) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which FSLIC is a party or by which FSLIC or any of its properties is bound, FSLIC's charter as a stock life insurance company or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over FSLIC or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by FSLIC of the transactions contemplated by this Agreement, except such as may be required under the 1934 Act in connection with the distribution of the Contracts by the Distributor; and

      (vi) There are no material legal or governmental proceedings pending to which FSLIC or the Separate Account is a party or of which any property of FSLIC or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by FSLIC, if determined adversely to FSLIC, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of FSLIC.

     (b) The Distributor represents and warrants to FSLIC that;

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       (i)     Distributor is validly existing as a corporation in good
               standing under the laws of the State of Washington, with power (corporate or otherwise) to own its properties and conduct its business as a broker-dealer in securities and has been duly qualified for the transaction of such business and is in good standing under the laws of each other jurisdiction in which it owns any property, or conducts any business, so as to require such qualification.

       (ii) It is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and a member in good standing of the NASD and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

       (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Distributor is a party or by which the Distributor or any of its properties is bound, the certificate of incorporation or by-laws of the Distributor, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor or its property; and

       (iv) To the extent that any statements or omissions made in the Registration Statement, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to FSLIC by the Distributor expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

       (v) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Distributor is a party or by which Distributor or any of its properties is bound, Distributor's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Distributor or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Distributor of the transactions contemplated by this Agreement; and

                                       4

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       (vi)    There are no material legal or governmental proceedings
               pending to which Distributor is a party or of which any property of Distributor is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Distributor, if determined adversely to Distributor, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Distributor.

6. With respect to the issuance and servicing of the Contracts, and execution of transactions thereunder carried out by FSLIC (or a person acting pursuant to its authorization), FSLIC shall keep records and books relating thereto in a manner and form prescribed by and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act as are required to be maintained by Distributor as a registered broker-dealer acting as distributor for the Contracts. FSLIC acknowledges that it shall maintain such records and books on behalf of Distributor and shall make such records and books of account available for inspection by Distributor and the Commission.

7. FSLIC, at its sole cost, shall use best efforts to provide superior service for the owners of the Contracts, including providing SunLine and other policyholder support, administering the Contracts and printing and mailing to existing investors in the Contract semi-annual and annual reports of the investment companies affiliated with FSLIC that serve as underlying funding vehicles for the Contracts, customer statements and other communications and the Prospectus. FSLIC's administrative responsibilities shall include those set forth on Attachment B hereto. FSLIC shall also be responsible for printing and distributing all prospectuses (including the prospectuses for investment companies serving as underlying funding vehicles for the Contracts) to prospective investors in the Contracts. FSLIC and the Distributor will establish mutually agreeable customer service standards, including, without limitation, a quarterly review process.

8.   Authorized Marketing Materials.

     (a) Subsequent to having been notified by FSLIC to commence offers and sales of the Contracts, the Distributor, in connection with its distribution activities hereunder, will utilize no Prospectus purporting to meet the requirements of Section 10(a) of the 1933 Act other than the one so designated by FSLIC. As to other types of sales material used in connection with its distribution activities, the Distributor agrees that it will use, and pursuant to Selling Agreements will require selling broker-dealers to use, only such sales materials as have been authorized in writing for use by FSLIC, and which (except for Registration Statements, Prospectuses, Statements of Additional Information that the Distributor has determined are not required to be filed with the NASD) have been filed by Distributor with the NASD, and approved where necessary or required. The Distributor shall promptly furnish to FSLIC copies of any letters from the NASD requesting changes in any sales materials used or to be used in connection with its distribution activities hereunder, and shall not, after receipt of such a letter, use such sales materials until FSLIC shall have approved (or re-approved, as applicable) their use in writing. For purposes of this Agreement, the phrase "sales material" includes, but is not limited to, advertisements (such as material published, or designed for use

                                       5

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         in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any
                                                                    -----
         written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), Registration Statements, Prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

     (b) The Distributor will not distribute any Prospectus, sales material, or any other printed matter or material in the marketing and distribution of any Contract if, to the knowledge of the Distributor, any of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances with which they were made, not misleading.

     (c) FSLIC, at its sole cost, shall be responsible for developing (with the assistance of Distributor), printing and distributing all sales materials to be used in connection with the offer and sale of the Contracts. FSLIC shall not give any information or make any statements about Distributor or its affiliates in connection with the sale of Contracts except with the express written permission of the Distributor. FSLIC agrees that it shall file such sales materials with any insurance regulatory authorities.

9. Expenses of providing sales presentations, mailings, advertising and any other marketing efforts conducted in connection with the distribution or sale of the Contracts shall be borne by FSLIC; provided however that the cost of maintaining crediting rates on dollar cost averaging accounts for the Contracts shall be allocated as may be separately agreed between FSLIC and WM Advisors, Inc.

10. FSLIC shall, upon or prior to completion of each Contract transaction for which a written confirmation is legally required, send a written confirmation to the Contract owner for each such transaction, in a form and manner that complies with all applicable law, including the 1934 Act and the Conduct Rules of the NASD.

11. The Distributor, as distributor of the Contracts, shall not be entitled to remuneration hereunder for its services, except that (i) with respect to WM Diversified Strategies (3 year surrender charge) Contracts issued to persons age 80 or younger (at the date of issue) FSLIC will pay the Distributor a commission at the rate of 1.00% of purchase payments, and
     (ii) FSLIC will pay a fee to the Distributor for launching the Contracts and for ongoing facilitation of distribution of the Contracts.

12. The Distributor makes no representations or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder.

13. It is understood and agreed that the Distributor may render similar services or act as a distributor or dealer in the distribution of other variable contracts.

                                       6

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14.  FSLIC will ensure that the Contracts are continuously registered under the
     Securities Act of 1933 and, should it ever be required, under state Blue Sky Laws and will file for approval under state insurance laws when necessary.

15. FSLIC reserves the right at any time to suspend or limit the public offering of the subject Contracts.

16.  FSLIC agrees to advise the Distributor immediately of:

     (a) any request by the Commission (i) for amendment of the Registration Statement, or (ii) for additional information which FSLIC determines is material to Distributor;
     (b) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and
     (c) the happening of any material event, if known, which makes untrue any statement made in the Registration Statement or which requires the making of a change therein in order to make any statement made therein not misleading.

17. FSLIC will furnish to the Distributor such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as the Distributor may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

18. FSLIC and Distributor shall each consult with the other in connection with any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, FSLIC and Distributor shall each consult with the other in connection with any securities regulatory investigation or proceeding or judicial proceeding, to the extent that such investigation or proceeding is in connection with the Contracts marketed under this Agreement. In the case of a written customer complaint, FSLIC and Distributor will each consult with the other in connection with investigating such complaint and any response by a party to this Agreement to such complaint will be sent to the other parties to this Agreement for approval not less than two business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. Without limiting the foregoing, each party shall notify the other parties of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by such party with respect to any other party, or in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract, within five business days of receipt of such complaint or notice.

19. Neither party may assign its obligations under this Agreement without the prior written consent of the other. This Agreement shall terminate, without the payment of any penalty by either party:

     (a) at the option of FSLIC, upon 60 days' advance written notice to the Distributor; or

     (b) at the option of the Distributor upon 60 days' written notice to FSLIC; or

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     (c) at the option of either party upon institution of formal proceedings against the other party by the NASD, the Commission or any state insurance regulator; or

     (d) at the option of either party, if the other party or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; or (ii) violates the conditions of this Agreement.

     Notwithstanding the foregoing, the Distributor shall continue to serve as distributor with respect to additional investments made under any Contracts that are outstanding as of the date of any termination (the "Initial Termination Date"), although it shall be under no obligation to serve as distributor with respect to any other Contracts or investments thereunder. After the Initial Termination Date, the Distributor shall not be obligated to "actively engage" in distribution efforts or provide marketing assistance except as may otherwise be agreed by the parties. This continuation shall extend to the earlier of the first date on which no Contracts are outstanding or a date mutually agreed to by the Parties (the "Final Termination Date"). The parties agree to cooperate and give reasonable assistance to each other in establishing a Final Termination Date following the Initial Termination Date.

20. Each notice required by this Agreement may be given by telephone or telefax and confirmed in writing. Notices shall be delivered as follows:

         if to FSLIC or the Separate Account:
               c/o AIG SunAmerica Inc.
               1 SunAmerica Center
               Los Angeles, CA 90067-6022
               Attention: Jana Waring Greer, Executive Vice President
               Facsimile: 310/772-6622

         with a copy to:
               AIG SunAmerica Inc.
               1 SunAmerica Center
               Los Angeles, CA 90067-6022
               Attention: Christine A. Nixon, Vice President
               Facsimile: 310/772-6574

         if to Distributor:
               WM Funds Distributor, Inc.
               12009 Foundation Place, Suite 350
               (Mailstop: 9002FDCA)
               Gold River, CA 95670
               Attention: Sandra Cavanaugh
               Facsimile: (916) 294-2488

         with a copy to:

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               Leslie Harrison
               Washington Mutual Legal Department
               17877 Von Karman Ave.
               4th Floor, IRB4LEG
               Irvine, CA 92614-6213
               Facsimile (949) 833-4150

          and, with respect to any consultation or notice required under Section 18 of this Agreement, to

               Mary Simonson
               Washington Mutual Financial Services
               17875 Von Karman Ave.
               Irvine, CA 92614
               Facsimile (949) 833-4386

21. (a) FSLIC shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of the Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or SAI or any other written sales material prepared by FSLIC which is utilized by the Distributor in connection with the sale of Contracts or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement, Prospectus and SAI), or in the case of such other sales material, necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (2) FSLIC's negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of FSLIC's representations and warranties hereunder) and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that FSLIC will not be liable in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Prospectus or SAI or any other sales material in conformity with information furnished by Distributor to FSLIC specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to FSLIC or the Contract Owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the reckless disregard by the Distributor of its obligations and duties under this Agreement.

     (b) The Distributor will likewise indemnify and hold harmless FSLIC, each of its directors and officers and each person, if any, who controls FSLIC within the meaning of the Act to the extent, but only to the extent, that such untrue statement

                                       9

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         or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to FSLIC by the Distributor specifically for use therein or for Distributor's negligence, misconduct, failure to comply with applicable law or other material breach of this Agreement (including any material breach of Distributor's representations and warranties hereunder) and will reimburse FSLIC and each such controlling person for any legal or other expenses reasonably incurred by FSLIC or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

     In no event shall any party under this Agreement be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other party.

     This Section shall survive termination of this Agreement

22. During the term of this Agreement and for five (5) years following the termination of this Agreement, neither FSLIC, its affiliates, directors, officers, employees or agents nor Distributor, its affiliates, directors, officers, employees or agents shall induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner (a) to lapse, terminate, surrender, exchange, or cancel his or her Contract, (b) to cease or discontinue making premium payments thereunder, or (c) to direct cash value or premium payments thereunder to any other financial product, unless such act is in response to an enactment of federal or state legislation, order or decision of any court or regulatory authority, or a change in circumstances that makes the Contracts or insurance contacts of that type (e.g., annuity contracts or life insurance contracts) an unsuitable investment for existing Contract owners.

23. This Agreement shall be subject to the laws of the State of Washington and construed so as to interpret the Contracts as insurance contracts written within the business operation of FSLIC.

24. To the extent not otherwise provided herein, each party hereto (the "Requesting Party") shall have the right, upon reasonable notice to any other party hereto (the "Other Party"), during regular business hours, to audit all the records and practices of the Other Party relating to the business contemplated hereunder in order to determine whether such Other Party is complying with the terms of this Agreement, including the payment of commissions and fees. The Requesting Party shall have the right to copy any of such records at its expense. At its option, such audit may be conducted by the Requesting Party's own personnel or by a qualified independent auditor selected by it. The Requesting Party shall make reasonable efforts to conduct each such audit in a manner that avoids any material disruption of the Other Party's business.

25. "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets of such party and documentation, the terms of this Agreement and any customer information. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party's consent. Each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers,

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

     agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the "GLB Act"), the regulations promulgated thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this section shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (1) is developed by the other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date between the parties hereto or (5) is rightfully received by a party free of any obligation of confidentiality. If the GLB Act, the regulations promulgated thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this section.

26. This Agreement, along with any Attachment attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract owners, and that such amendment be in writing and duly executed.

27. Any controversy or claim among the parties to this Agreement and/or their affiliates arising out of or relating to this Agreement or the Contracts, shall be settled by arbitration in a forum, and pursuant to procedures, selected by one mutually agreed-upon arbitrator or, in the event that the parties are unable to agree on a single arbitrator, three arbitrators, one of whom shall be selected by each of FSLIC and the Distributor, and the third of whom shall be selected by the first two arbitrators, and judgment upon the award rendered by such arbitrator(s) may be entered in any court having jurisdiction thereof.

28. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed on the date first stated above.

                                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

                                     By:
                                        ----------------------------------------
                                        Jana Waring Greer, Senior Vice President


                                     FS VARIABLE SEPARATE ACCOUNT

                                     By: FIRST SUNAMERICA LIFE
                                         INSURANCE COMPANY

                                     By:
                                        ----------------------------------------
                                        Jana Waring Greer, Senior Vice President


                                     WM FUNDS DISTRIBUTOR, INC.

                                     By:
                                        ----------------------------------------

                                                                    Attachment A
                                                                    ------------

                          CONTRACT SPECIFICATION SHEET
                          ----------------------------

The following variable annuity contracts are the subject of the Distribution Agreement between FSLIC National Life Insurance Company and WM Funds Distributor, Inc. dated December ___, 2002, regarding the sale of the following contracts funded in FS Variable Separate Account:

    WM Diversified Strategies III Variable Annuity (3 year surrender penalty)

                                                                    Attachment B
                                                                    ------------

                         ADMINISTRATIVE RESPONSIBILITIES
                         -------------------------------

1.   Contract Maintenance
     --------------------

     (a) File and obtain state approvals for the Contracts being issued, and any amendments thereof.

     (b) Notify Distributor of the effective date for each state in which the Contracts become available for issue.

     (c) Customize and support state specific requirements where administratively feasible.

2.   Contract Servicing
     ------------------

     (a) Issue and maintain master records for Contracts applied for and accepted.

     (b) Provide maintenance support for all Contract features:

         (i)   Purchase Payments (new issues, 1035 Exchanges, EFT, additions);

         (ii) Withdrawals (systematic, partial, full, cancellations, and death claims);

         (iii) Exchanges among Divisions, change of allocations;

         (iv)  Title Changes (beneficiary, ownership, name, assignments);

         (v)   Dollar-Cost Averaging;

         (vi)  Automatic Rebalancing;

         (vii) Annuitization.

3.   Customer Correspondence
     -----------------------

     (a) Generate and provide various customer correspondence documents:

         (i)   Contract (with appropriate riders and endorsements);

         (ii)  Confirmations of financial transactions;

         (iii) Quarterly statements of account activity and balances;

4.   Customer Service Functions
     --------------------------

     (a) Provide a telephone staff or other medium to respond to customer inquiries.

     (b) Prepare and update service forms necessary to support the Contract.

     (c) Respond to written inquiries from Contract owners.

     (d) Coordinate complaint resolution (formal and informal).

5.   Compliance
     ----------

     (a) Coordinate the printing and mailing of the following documents:

        (i)    Separate Account semiannual and annual reports, if any;

        (ii)   Prospectus.

     (b) Coordinate proxy solicitations as outlined in the Participation Agreement.

     (c) Prepare updates and regulatory filings as warranted.

     (d) Generate tax reporting for Contract owners as warranted by account activity.

     (e) Maintain appropriate books and records.

6.   Financial
     ---------

     (a) Calculate unit values on business days of the separate account.

     (b) Place trades with investment companies serving as underlying funding vehicles for the Contracts and settle such trades as defined in the Participation Agreement.

     (c) Prepare Separate Account semiannual and annual reports, if any.

7.   Licensing/Contracting and Compensation
     --------------------------------------

     (a) Establish the initial record and perform ongoing maintenance for representatives appointed to sell the product.

     (b) Arrange for payment of appointment fees.

8.   Reporting
     ---------

     (a) Provide sales or other reports as mutually agreed upon by FSLIC and Distributor.

                                       3